UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________
STAGE STORES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street
Houston, Texas 77025
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant's Securities to be Registered.

This registration statement relates to the registration of the common stock (the "Common Stock) of Stage Stores, Inc. This registration statement is filed with the Securities and Exchange Commission in connection with the listing of the Common Stock on the New York Stock Exchange, Inc. (the "NYSE"). The Registrant expects trading of its Common Stock to begin on the NYSE on March 16, 2006.

For a description of the Common Stock registered hereby, reference is made to the registration statement on Form - 10, Registration No. 000-21011, filed with the Securities and Exchange Commission on October 29, 2001, as amended by filing of Form 10/A on December 13, 2001 and December 21, 2001 (001-14035). Such description is incorporated by reference.

Item 2.	Exhibits.

Exhibit Number	Description of Exhibit

1
Registrant's Registration Statement on Form 10, as amended (Registration No. 000-21011; 001-14035), as filed with the Securities and Exchange Commission on October 29, 2001, and as amended December 13, 2001 and December 21, 2001.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STAGE STORES, INC.
Date: February 23, 2006	By:	/s/ Michael McCreery
Michael McCreery
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1
Registrant's Registration Statement on Form 10, as amended (Registration No. 000-21011; 001-14035), as filed with the Securities and Exchange Commission on October 29, 2001, and as amended December 13, 2001 and December 21, 2001.